EX - 21
                              SUBSIDIARIES OF THE REGISTRANT
                                 CINCINNATI MILACRON INC.
                                                                 Date
                                                              Incorporated
                                          Incorporated        or (if later)  Percentage
                                         State or Country     Date Acquired     Owned
                                         ----------------     -------------  -----------
CINCINNATI MILACRON INC.                  Delaware(Registrant)    1983
  Cincinnati Milacron-Holdings Mexico,
    S.A. de C.V.                          Mexico                  1992         100%
    Cincinnati Milacron-Mexican Sales,
      S.A. de C.V.                        Mexico                  1993         100%
  Cincinnati Milacron Marketing Company   Ohio                    1931         100%
    Cincinnati Milacron Commercial
      Corp.                               Delaware                1993         100%
    Cincinnati Milacron International
      Marketing Company                   Delaware                1966         100%
        Coge AG                           Switzerland             1970         100%
        Cincinnati Milacron Holding
          Gesellschaft GmbH               Austria                 1970         100%
            Cincinnati Milacron Austria
              Gesellschaft GmbH           Austria                 1976         100%
    Cincinnati Milacron
      Kunststoffmaschinen Europa GmbH     Germany                 1990         100%
         Ferromatik Milacron
           Maschinenbau GmbH              Germany                 1993         100%
    Cincinnati Milacron U.K.
      Holdings Company                    Ohio                    1982         100%
      Cincinnati Milacron U.K. Ltd.       England                 1988         100%
    Cincinnati Milacron-Korea Corporation Korea                   1992         100%
    Mandelli/Cincinnati Milacron
      Aerospace S.r.l.                    Italy                   1991          50%
  Cincinnati Milacron Assurance Ltd.      Bermuda                 1977         100%

  Cincinnati Milacron B.V.                The Netherlands         1952         100%
    Cimcool Europe B.V.                   The Netherlands         1989         100%
    Cimcool Industrial Products B.V.      The Netherlands         1960         100%

  Cincinnati Milacron-Canada Ltd.         Canada                  1959         100%

  Cincinnati Milacron-Heald Corp.         Delaware                1955         100%

  Cincinnati Milacron Resin
    Abrasives Inc.                        Delaware                1991         100%

  Cincinnati Milacron S.r.l.              Italy                   1966         100%

  The Factory Power Company               Ohio                    1907         82.2%

  Cincinnati Milacron-Sano Inc.*          Delaware                1986         100%

  Valenite Inc.                           Delaware                1993         100%
    Valenite-Modco International Inc.     Michigan                1993         100%
      Nippon Valenite-Modco K.K.          Japan                   1993         100%
    Valenite-Modco Pte, Ltd.              Michigan                1993         100%
    Valenite-Modco Sarl                   France                  1993         100%
    Valenite-Modco (U.K.) Limited         England                 1993         100%
    Valenite-Modco S.r.l.                 Italy                   1993         100%
    Valenite-Modco GmbH                   Germany                 1993         100%
    Valenite-Modco Limited                Canada                  1993         100%
    Valenite de Mexico, S.A. de C.V.      Mexico                  1993         100%
    Valenite-Modco Industria e
      Comercio Ltda.                      Brazil                  1993         100%

* In February 1994, Cincinnati Milacron Inc. sold 100% of the common stock of Cincinnati Milacron-Sano Inc.